Exhibit 10.7

DUCK CREEK TECHNOLOGIES, INC.

2020 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Restricted Stock Award Agreement”), dated as of [_________________] (the “Date of Grant”), is made by and between Duck Creek Technologies, Inc., a Delaware corporation (the “Company”), and _________________] (the “Participant”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Duck Creek Technologies, Inc. 2020 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”).

1. Grant of Restricted Stock. The Company hereby grants to the Participant, pursuant to the terms of this Restricted Stock Award Agreement and the Plan, [______] restricted shares of Common Stock of the Company that will vest on the satisfaction of the service conditions and performance conditions set forth in Section 2(a) of this Restricted Stock Award Agreement (the “Restricted Stock”).

2. Vesting.

(a) The Restricted Stock shall vest upon satisfying the vesting conditions set forth in both Sections 2(a)(i) and 2(a)(ii) below.

i. The Restricted Stock shall satisfy the service-vesting requirement as follows, subject to the Participant remaining in continuous service with the Company or an Affiliate thereof through the applicable date: 6.25% of the Restricted Stock shall satisfy the service-vesting requirement quarterly beginning on the date that is three (3) months following [_________________] (the “Service-Vesting Commencement Date”), such that 100% of the Restricted Stock will satisfy the service-vesting requirement on the fourth anniversary of the Service-Vesting Commencement Date; provided, however, that the service-vesting requirement shall lapse upon the earlier of (A) a Change of Control (as defined below) and (B) the date on which any Person owns a larger percentage of equity interests in the Company and its Subsidiaries than the Apax Group (as defined below).

ii. The Restricted Stock shall satisfy the performance-vesting requirement as follows: (i) 80% of the shares of Restricted Stock shall satisfy the performance-vesting requirement on the date on which the Apax Group receives a cumulative cash return in respect of their equity securities in the Company and its Subsidiaries (including any predecessor) equal to 100% of their aggregate investment in Disco Topco Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (the “Disco Partnership”), as determined by the Administrator in good faith; (ii) 10% of the shares of Restricted Stock shall satisfy the performance-vesting requirement on the date on which the Apax Group receives a cumulative cash return in respect of their equity securities in the Company and its Subsidiaries (including any predecessor) equal to 300% of their aggregate investment in the Disco Partnership, as determined by the Administrator in good faith; and (iii) 10% of the shares of Restricted Stock shall satisfy the performance-vesting requirement on the date on which the Apax Group receives a cumulative cash return in respect of their equity securities in the Company and its Subsidiaries (including any predecessor) equal to 400% of their aggregate investment in the Disco Partnership, as determined by the Administrator in good faith. For purposes of calculating the cumulative cash return received by the Apax Group, Marketable Securities (as defined below) shall be treated as cash.

(b) If the Participant’s service is terminated for any reason, (i) the shares of Restricted Stock that have not satisfied the service-vesting requirement as of the date of termination shall be forfeited without payment of any consideration and all rights of the Participant with respect to such Restricted Stock shall immediately terminate, and (ii) neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such forfeited shares of Restricted Stock. Notwithstanding the foregoing, if the Participant’s service is terminated by the Company without cause following the later of (i) the execution of a definitive agreement which results in a Change of Control or (ii) the date which is six (6) months prior to a Change of Control, the Participant shall be treated as if the Participant was providing services to the Company on the date of such Change of Control.

(c) Notwithstanding anything to the contrary in this Restricted Stock Award Agreement or the Plan, all shares of Restricted Stock which have not satisfied all of the applicable vesting conditions on or prior to the date that the Apax Group sells all of its equity interests in the Company and its Subsidiaries shall immediately terminate, and such shares of Restricted Stock shall be forfeited without payment of any consideration. Neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock.

(d) For purposes of this Section 2:

i. the term “Apax Group” means Disco (Cayman) Acquisition Co. and its Affiliates (including all of its partners, officers, and employees in their capacities as such, and any private equity, investment or similar fund advised by Apax Partners LP);

ii. the term “Change of Control” means (i) the sale of all or substantially all of the assets of the Company or a Subsidiary thereof (the assets of such Subsidiary comprising at least fifty percent (50%) of the consolidated assets of the Company and its Subsidiaries, taken as a whole) except where such sale is to one or more wholly owned Subsidiaries of the Company; or (ii) the consummation of a merger, reorganization or other transaction of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (A) a merger, reorganization or other transaction which results in the holders of voting securities of the Company outstanding immediately prior to such merger, reorganization or other transaction continuing to hold, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, more than fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, reorganization or other transaction or (B) a merger, reorganization or other transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

iii. the term “Marketable Securities” means equity securities, other than equity securities of the Company or the Disco Partnership that (i) are freely traded without restriction of volume or manner of sale under Rule 144 of the Securities Act, (ii) are listed on any of the New York Stock Exchange, Nasdaq Stock Market or another United States public exchange reasonably acceptable to the Partnership or (iii) have a sufficient daily trading volume, as determined by the Administrator in its reasonable discretion, to permit resales of such securities in such time period, volume and manner as the Administrator deems appropriate without a discount.

3. Voting and Other Rights. The Participant shall have all the rights of a stockholder with respect to the shares of Restricted Stock (including the right to vote and the right to receive distributions or dividends). Notwithstanding the foregoing, (i) the Participant shall not have the right to transfer the shares of Restricted Stock prior to the date on which such shares of Restricted Stock become fully vested and (ii) any distributions or dividends that are declared with respect to the shares of Restricted Stock between the Date of Grant and the date on which such shares of Restricted Stock become fully vested shall be paid to the Participant at the time that such shares of Restricted Stock become fully vested as set forth in Section 2 hereof, and will not be paid to the Participant in the event that the shares of Restricted Stock do not become so vested.

4. Restricted Stock Award Agreement Subject to Plan. This Restricted Stock Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Restricted Stock Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this Restricted Stock Award Agreement and the Restricted Stock shall be final and conclusive.

5. No Rights to Continuation of Service. Nothing in the Plan or this Restricted Stock Award Agreement shall confer upon the Participant any right to continue in the service of the Company or any Affiliate thereof or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Participant’s service at any time for any reason whatsoever, with or without cause.

6. Tax Withholding. The Company shall be entitled to require a cash payment by or on behalf of the Participant in respect of any sums required or permitted by federal, state or local tax law to be withheld with respect to the shares of Restricted Stock; provided, that, notwithstanding the foregoing, the Participant shall be permitted, at his or her election, to satisfy the applicable tax obligations with respect to any shares of Restricted Stock by net share settlement, pursuant to which the Company shall repurchase the largest whole number of shares of Restricted Stock having a Fair Market Value equal to the applicable tax obligations.

7. 83(b) Election. The Participant shall timely make an election permitted under Section 83(b) of the Code to be taxed with respect to the shares of Restricted Stock as of the Date of Grant and shall deliver a copy of such election to the Company within ten (10) days after filing notice of such election with the Internal Revenue Service, together with any required tax withholding. The Participant hereby acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely the election permitted under Section 83(b) of the Code.

8. Legend on Certificates. The Participant agrees that any certificate issued for shares of Restricted Stock (or, if applicable, any book entry statement issued for shares of Restricted Stock) prior to the date on which such shares of Restricted Stock become vested shall bear the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER (THE “RESTRICTIONS”) AS SET FORTH IN THE DUCK CREEK TECHNOLOGIES, INC. 2020 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND DUCK CREEK TECHNOLOGIES, INC., COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT AND SHALL RESULT IN THE FORFEITURE OF SUCH SHARES AS PROVIDED BY SUCH PLAN AND RESTRICTED STOCK AWARD AGREEMENT.

9. Governing Law. This Restricted Stock Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

10. Restricted Stock Award Agreement Binding on Successors. The terms of this Restricted Stock Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

11. No Assignment. Notwithstanding anything to the contrary in this Restricted Stock Award Agreement, neither this Restricted Stock Award Agreement nor any rights granted herein shall be assignable by the Participant.

12. Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Restricted Stock Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

13. Severability. Should any provision of this Restricted Stock Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Restricted Stock Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Restricted Stock Award Agreement. Moreover, if one or more of the provisions contained in this Restricted Stock Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

14. Entire Agreement. This Restricted Stock Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.

15. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

16. Counterparts; Electronic Signature. This Restricted Stock Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The Participant’s electronic signature of this Restricted Stock Award Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand.

17. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

18. Set-Off. The Participant hereby acknowledges and agrees, without limiting rights of the Company or any Affiliate thereof otherwise available at law or in equity, that, to the extent permitted by law, the number of shares of Restricted Stock subject to this Restricted Stock Award Agreement may be reduced by, and set-off against, any or all amounts or other consideration payable by the Participant to the Company or any of its Affiliates under any other agreement or arrangement between the Participant and the Company or any of its Affiliates; provided that any such set-off does not result in a penalty under Section 409A of the Code.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Award Agreement as of the date set forth above.

DUCK CREEK TECHNOLOGIES, INC.

By:

Print Name:

Title:

[Signature Page to Restricted Stock Award Agreement]

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Restricted Stock Award Agreement.

PARTICIPANT

Signature:

Print Name:

Address:

[Signature Page to Restricted Stock Award Agreement]